Exhibit 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated September 12, 2016, with respect to the abbreviated financial statements of the wireless infrastructure backhaul business included in this Current Report of MaxLinear, Inc. on Form 8-K/A. We consent to the incorporation by reference of said report in the Registration Statements of MaxLinear, Inc. on Forms S-8 (Nos. 333-165770, 333-172418, 333-180666, 333-187395, 333-194856, 333-203034, 333-204017 and 333-210418).

/s/ Grant Thornton LLP
Irvine, California
September 12, 2016